SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☑

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

ClearBridge Energy Midstream Opportunity Fund Inc.

(Name of Registrant as Specified In Its Charter)

Saba Capital Management, L.P.

Saba Capital Master Fund, Ltd.

Boaz R. Weinstein

Paul Kazarian

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☑	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

ClearBridge Energy Midstream Opportunity Fund (EMO) A PRESENTATION TO INSTITUIONAL SHAREHOLDER SERVICES INC. March 27, 2023

PAGE 2 Saba Capital Strictly Private and Confidential Discount to NAV

PAGE 3 Saba Capital Strictly Private and Confidential Performance

Holdings

Saba | Capital

Ticker	Security Name	Quantity	Sector Name	Weight (%)	Market Value ($)
ET	Energy Transfer Equity LP	4,176,293	Energy	8.38	52,871,868.00
MPLX	MPLX LP MLP	1,407,331	Energy	7.72	48,735,872.00
EPD	Enterprise Products Partners LP	1,807,049	Energy	7.31	46,133,960.00
WES	WESTERN MIDSTREAM PARTNERS LP	1,669,556	Energy	6.88	43,425,152.00
TRGP	Targa Resources Corp	564,753	Energy	6.63	41,848,196.00
MMP	Magellan Midstream Partners LP	664,890	Energy	5.60	35,345,552.00
DCP	DCP Midstream Partners LP	728,976	Energy	4.83	30,456,618.00
PAA	Plains All Amer Pipeline LP MLP	2,175,671	Energy	4.57	28,827,640.00
PAGP	Plains GP Holdings LP	2,053,665	Energy	4.53	28,566,480.00
WMB	Williams Cos Inc	921,675	Energy	4.40	27,742,418.00
OKE	Oneok Inc	362,917	Energy	3.76	23,752,918.00
ENB	Enbridge Inc.	603,209	Energy	3.59	22,632,402.00
AM	ANTERO MIDSTREAM CORP	2,134,686	Energy	3.56	22,499,590.00
CQP	CHENIERE ENERGY PARTNERS LP ML	439,793	Energy	3.44	21,743,366.00
KMI	Kinder Morgan, Inc. Class P	1,249,630	Energy	3.38	21,318,688.00
BIP	Brookfield Infrastructure	531,566	Utilities	2.78	17,546,994.00
CEQP	Crestwood Equity Partners LP	709,490	Energy	2.78	17,545,688.00
HESM	HESS MIDSTREAM LP	565,288	Energy	2.46	15,500,197.00
TRP	TC Energy Corp.	385,541	Energy	2.43	15,348,387.00
GEL	Genesis Energy LP	1,060,650	Energy	1.94	12,271,720.00
EVA	ENVIVA INC	266,000	Energy	1.84	11,586,960.00
NS	NUSTAR ENERGY LP MLP	598,470	Energy	1.48	9,342,117.00
HEP	Holly Energy Partners LP	482,232	Energy	1.38	8,718,755.00
DKL	Delek Logistics Partners LP	136,030	Energy	1.09	6,858,632.50
DTM	DT MIDSTREAM INC	120,000	Energy	0.95	6,024,000.00
ETRN	EQUITRANS MIDSTREAM CORP	714,724	Energy	0.68	4,309,785.50
JTSXX	JPMORGAN 100% US TREASURY SECU	4,100,222	—	0.65	4,100,221.50
ARIS	ARIS WATER SOLUTIONS INC	183,470	Industrials	0.41	2,597,935.20
GPP	Green Plains Partners LP	200,000	Energy	0.41	2,568,000.00
SPH	Suburban Propane Partners LP MLP	66,060	Utilities	0.16	1,006,093.80

Saba Capital

Strictly Private and Confidential

PAGE 4

PAGE 5 Saba Capital Strictly Private and Confidential 2020 With respect to the benefits of the closed - end fund structure, closed - end funds are not subject to daily cash flows , portfolio managers are not burdened by non - investment considerations , such as continuous sales or redemptions of shares and the need to manage a fund’s portfolio accordingly , and to maintain cash reserves to satisfy daily redemptions in amounts that cannot be anticipated and may occur at inopportune times . Additionally, closed - end funds are able to borrow funds under a credit facility and also issue preferred shares and use such p roceeds for leverage. If the Fund were to convert to an open - end mutual fund or ETF it would be required to redeem its preferred stock and substantially de - l ever, which would reduce the Fund’s earnings and distributions to stockholders. In addition, a conversion to an open - end fund structure would require signifi cant changes to the Fund’s investment strategy, as well as potential adverse tax consequences from a repositioning of the Fund’s portfolio, increased co sts and expenses and lower distributions to stockholders . – EMO Proxy 3/8/2023

PAGE 6 Saba Capital Strictly Private and Confidential Private Placements of Preferred Stock Saba Capital 13D 9/26/2022 Bulldog Investors 13D 9/20/2019

Important Information

Saba Capital Management, L.P. (“Saba Capital”), Saba Capital Master Fund, Ltd. (“Saba I”), Boaz R. Weinstein (“Mr. Weinstein,” and together with Saba Capital and Saba I, “Saba”) and Paul Kazarian (“Mr. Kazarian” or the “Nominee,” and together with Saba, the “Participants”) have filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement and accompanying form of GOLD proxy to be used in conjunction with the solicitation of proxies from the shareholders of ClearBridge Energy Midstream Opportunity Fund Inc. (the “Fund”). All shareholders of the Fund are advised to read the definitive proxy statement and other documents related to the solicitation of proxies by the Participants, furnished to some or all of the Fund’s shareholders and is, along with other relevant documents, available at no charge on the SEC website and http://www.sec.gov/. Information about the Participants and a description of their direct or indirect interests by security holdings is contained in the definitive proxy statement filed by the Participants with the SEC on February 28, 2023. This document is available free of charge on the SEC website.

The materials filed herein (the “ISS Presentation”) are for informational purposes only, are not complete and do not constitute an agreement, offer, a solicitation of an offer, or any advice or recommendation to enter into or conclude any transaction or confirmation thereof (whether on the terms shown herein or otherwise). The ISS Presentation should not be construed as legal, tax, investment, financial or other advice. The views expressed in the ISS Presentation represent the opinions of Saba and are based on publicly available information with respect to the Fund. Saba recognizes that there may be confidential information in the possession of the Fund that could lead the Fund to disagree with Saba’s conclusions. Certain financial information and data used in the ISS Presentation have been derived or obtained from filings made with the SEC or other regulatory authorities and from other third-party reports. Saba has not sought or obtained consent from any third party to use any statements or information indicated in the ISS Presentation as having been obtained or derived from statements made or published by third parties, nor has it paid for any such statements. Any such statements or information should not be viewed as indicating the support of such third party for the views expressed in the ISS Presentation. Saba does not endorse third-party estimates or research, which are used in the ISS Presentation solely for illustrative purposes. No representation or warranty, express or implied, is made that data or information, whether derived or obtained from filings made with the SEC or any other regulatory agency from any third party, are accurate. Past performance is not an indication of future results. Neither the Participants nor any of their affiliates shall be responsible or have any liability for any misinformation contained in any statement by any third party or in any SEC or other regulatory filing or third-party report. Unless otherwise indicated, the figures presented in the ISS Presentation have not been calculated using generally accepted accounting principles (“GAAP”) and have not been audited by independent accountants. Such figures may vary from GAAP in material respects and there can be no assurance that the unrealized values reflected in the ISS Presentation will be realized. There is no assurance or guarantee with respect to the prices at which any securities of the Fund will trade, and such securities may not trade at prices that may be implied in the ISS Presentation. The estimates, projections, pro forma information and potential impact of the opportunities identified by Saba in the ISS Presentation are based on assumptions that Saba believes to be reasonable as of the date hereof, but there can be no assurance or guarantee that actual results or the performance of the Fund will not differ, and such differences may be material. This presentation does not recommend the purchase or sale of a security. Saba reserves the right to change any of its opinions expressed in the ISS Presentation at any time as it deems appropriate. Saba disclaims any obligation to update the data, information or opinions contained in the ISS Presentation.